Exhibit 24

Power of Attorney

Each director and/or officer of American Eagle Outfitters, Inc. (The "Corporation") whose signature appears below hereby appoints Laura A. Weil or Dale E. Clifton as his or her attorneys or any of them individually as his or her attorney, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation’s Annual Report on Form 10-K (the "Form 10-K") for the year ended February 3, 2001, and likewise to sign and file with the Commission any and all amendments to the Form 10-K, and the Corporation hereby appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Form 10-K and any amendments thereto granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

          IN WITNESS WHEREOF, we have hereunto set our hands as of April 18, 2001.

Signature	Title

/s/ Jay L. Schottenstein	Chairman and Chief Executive Officer

Jay L. Schottenstein	(Principal Executive Officer)

Vice Chairman and Director

Saul Schottenstein

/s/ George Kolber	Vice Chairman and Director

George Kolber

/s/ Roger S. Markfield	President, Chief Merchandising Officer and Director

Roger S. Markfield

/s/ James V. O’Donnell	Chief Operating Officer and Director

James V. O’Donnell

/s/ Laura A. Weil	Executive Vice President and Chief Financial Officer

Laura A. Weil	(Principal Financial Officer)

/s/ Dale E. Clifton	Vice President, Controller, and Chief Accounting Officer

Dale E. Clifton	(Principal Accounting Officer)

/s/ Ari Deshe	Director

Ari Deshe

/s/ Jon P. Diamond	Director

Jon P. Diamond

/s/ Martin P. Doolan	Director

Martin P. Doolan

/s/ Gilbert W. Harrison	Director

Gilbert W. Harrison

/s/ Michael G. Jesselson	Director

Michael G. Jesselson

/s/ Thomas R. Ketteler	Director

Thomas R. Ketteler

/s/ John L. Marakas	Director

John L. Marakas

Director

David W. Thompson

/s/ Gerald E. Wedren	Director

Gerald E. Wedren